EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K for Hurco Companies, Inc. for the year ended October 31, 2006.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Indianapolis, Indiana
July 11, 2007